EXHIBIT 99.5

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

                                                              Three Months Ended                      Nine Months Ended
                                                  -------------------------------------------     ---------------------------
                                                    Aug 31          May 31         Aug 31           Aug 31          Aug 31
                                                     2003            2003           2002             2003            2002
                                                  ------------    -----------    ------------     ------------    -----------
Investment Banking:
    Equity Underwriting                                  $119            $75             $93             $253           $365
    Debt Underwriting                                     232            258             208              705            679
    Merger and Acquisition Advisory                       102             93             117              287            287
                                                  ------------    -----------    ------------     ------------    -----------
         Total                                            453            426             418            1,245          1,331
                                                  ------------    -----------    ------------     ------------    -----------

Capital Markets:
    Equities                                              476            450             200            1,202            788
    Fixed Income                                        1,191          1,186             529            3,268          1,886
                                                  ------------    -----------    ------------     ------------    -----------
         Total                                          1,667          1,636             729            4,470          2,674
                                                  ------------    -----------    ------------     ------------    -----------

Client Services:
    Private Client                                        222            223             191              617            579
    Private Equity                                          5              6               9               17             32
                                                  ------------    -----------    ------------     ------------    -----------
         Total                                            227            229             200              634            611
                                                  ------------    -----------    ------------     ------------    -----------

         Total Lehman                                  $2,347         $2,291          $1,347           $6,349         $4,616
                                                  ============    ===========    ============     ============    ===========
